Exhibit 99.1

Commerce Energy Group, Inc.

600 Anton Boulevard

Suite 2000

Costa Mesa, CA 92626

AP Finance, LLC

152 West 57th Street, 54th Floor

New York, New York

Commerce Gas and Electric Corp.

25 Sheppard Avenue West

Suite 1605

Toronto, ON  M2N 6S6

Universal Energy Group Ltd.

25 Sheppard Avenue West

Suite 1605

Toronto, ON  M2N 6S6

Re:  Acceptance Agreement

We have received the notice of default from and proposal from AP Finance, LLC (“APF”) and Commerce Gas and Electric Corp. (“CGE” and, together with APF, collectively, the “Holders”) to accept collateral in full satisfaction of the obligations it secures dated December 10, 2008, given pursuant to Section 9-620 of the Uniform Commercial Code as in effect in the State of New York (the “Section 9-620 Proposal”) pursuant to the Note and Warrant Purchase Agreement dated August 21, 2008 (the “NPA”) and the Security Agreement of the same date (together with all agreements and documents executed by us in favor of APF in connection with the NPA, other than the Warrant (as defined therein), collectively, the “Note Purchase Documents”).  You have confirmed to us that, immediately prior to the effectiveness of this Agreement, APF will have sold and assigned to CGE, and CGE will have accepted and assumed, all of APF’s remaining right, title and interest in and to, and obligations under, the Note Purchase Documents.  You have also confirmed to us that Wachovia Capital Finance Corporation (Western) (“Wachovia”) has assigned to APF and CGE all of its rights, title and interest in the Loan and Security Agreement dated as of June 8, 2006, by and among Commerce Energy, Inc., Commerce Energy Group, Inc., Wachovia, as agent, Wachovia and Wells Fargo Foothill, LLC (together with the other Financing Agreements, as defined therein, collectively, the “Wachovia Agreements”).  We acknowledge (on our own behalf and on behalf of Commerce Energy, Inc.) that (a) events of default have occurred and are continuing under the terms of the Note Purchase Documents, (b) as a result thereof, the Holders are entitled to exercise all of their rights, options and remedies available under the Note Purchase Documents, and otherwise available at law or in equity, and (c) prior to giving effect to the transactions contemplated by the Section 9-620 Proposal, all of the indebtedness and other obligations under the Note Purchase Documents are unconditionally owing by us and Commerce Energy, Inc., on a joint and several basis, without offset, defense or counterclaim of any kind, nature and description whatsoever.  Pursuant to Section 9-620 of the Uniform Commercial Code as in effect in New York we hereby consent to CGE’s acceptance of the following collateral in full satisfaction of the obligations under the Note Purchase Documents:  (1) 100% of the shares of stock in Commerce Energy, Inc., and (2) all shares of stock of Power Efficiency Corporation owned by us (collectively, the “Subject Collateral”), provided that CGE and/or APF, as applicable, confirm by executing this Acceptance Agreement that, upon the effectiveness of this Agreement:

•                  CGE consents to Commerce Energy, Inc. having paid us a $3.1 million dividend prior to the delivery of this Acceptance Agreement and CGE agrees to indemnify the directors and officers of Commerce Energy, Inc. and their agents and representatives who assist in paying the dividend against any losses, claims, causes of action, liability, damage or expense arising in connection with such dividends.

•                  CGE consents to the assumption by Commerce Energy, Inc. of certain of our agreements and its agreement to pay certain other liabilities or obligations, as identified in a letter dated today (the “Assumption Letter”).  CGE agrees to (i) cause Commerce Energy, Inc. to perform all of its obligations thereunder; and (ii) indemnify us, our officers, directors, employees, agents and representatives from any loss, claim, cause of action, liability, damage or expense arising from any breach by Commerce Energy, Inc. of the terms of the Assumption Letter.

•                  CGE releases Commerce Energy Group, Inc. from any and all liabilities or obligations under the Note Purchase Documents effective upon the delivery and acceptance of this Acceptance Agreement and the vesting in CGE of all our rights to the Subject Collateral and agree to look solely to Commerce Energy, Inc., for such amounts.

•                  Each of CGE and APF releases Commerce Energy Group, Inc. from any and all liabilities or obligations under the Wachovia Agreements effective upon the delivery and acceptance of this Acceptance Agreement and the vesting in CGE of all our rights to the Subject Collateral and agree to look solely to Commerce Energy, Inc., for such amounts.

•                  The Warrant to acquire our common stock held by APF is cancelled.

In addition, when this Acceptance Agreement becomes effective, in addition to our acknowledgement above that such effectiveness vests in CGE all our rights to the Subject Collateral, we hereby confirm to CGE and APF that:

1.               General Release.  Commerce Energy Group, Inc. hereby fully, completely, absolutely and unconditionally releases, discharges and holds harmless each of APF, CGE, Universal Energy Group Ltd. and Commerce Energy, Inc. and any successor to them, and each of their past and present managers, members, officers, directors, shareholders, employees, agents, attorneys, affiliates and assigns, whether acting in their representative or individual capacities, from any and all claims, causes of action, rights and actions of any kind or nature whatsoever, either at law or in equity, including without limitation all claims in any way arising out of or relating to the Note Purchase Documents, the Subject Collateral or this foreclosure except for obligations arising from this Acceptance or the Assumption Letter.

2.               Unknown Claims.  It is Commerce Energy Group, Inc.’s intention to fully, finally and forever settle, release and resolve all claims against you or your affiliates, regardless of whether known or unknown, foreseen or unforeseen, suspected or unsuspected, vested or contingent, accrued or unaccrued except for obligations arising from this Acceptance or the Assumption Letter.  The releases given herein shall be and remain in effect to their full extent, notwithstanding the discovery or existence of any additional or different facts.  We knowingly and voluntarily waive the provisions of California Civil Code section 1542, which provides:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3.               Representation and Warranty.  We represent and warrant to APF and CGE that there are no secured parties or lienholders that are entitled to receive a copy of the Section 9-620 Proposal pursuant to Section 9-621(a)(2) or (3) of the Uniform Commercial Code.

4.               Further Deliveries.  We will immediately deliver to CGE, the following:

(a)                                  evidence acceptable to CGE that the board of directors of Commerce Energy Group, Inc., by allocating a portion of the dividend it is paying to its stockholders for such purpose and giving appropriate notice, has redeemed in full all outstanding Rights, as defined in and pursuant to the terms of the rights agreement dated as of July 1, 2004, as amended, between Commerce Energy Group, Inc. and Computershare Trust Company, as agent; and

(b)                                 certificates of the Chief Executive Officer of Commerce Energy Group, Inc. as to certain factual matters.

In addition, we confirm that we have received evidence of agreements to cancel warrants held by Jesup & Lamont, Incorporated, Bill Corbett and the Lee E. Mikles Revocable Trust Dated March 26, 1996.

5.               Severability.  If any provision of this Acceptance Agreement is invalid or unenforceable for any reason, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity and, as so adjusted, shall be deemed a provision of this Acceptance Agreement as though originally included herein.  In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Acceptance Agreement as though the provision had never been included herein.  In either case, the remaining provisions of this Acceptance Agreement shall remain in effect.

6.               Counterparts.  This Acceptance Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Acceptance Agreement by signing any such counterpart.  Delivery by facsimile or electronic transmission shall bind the parties.

7.               Entire Agreement.  This Acceptance Agreement constitutes the entire agreement between the parties hereto, and supersedes and replaces all prior and contemporaneous negotiations, representations and understandings, whether written or oral.  No party has relied upon any promise or agreement not expressly set forth herein.  No modification or waiver of any of the terms hereof shall be effective unless in writing, signed by the party to be charged with such modification or waiver.

8.               Effectiveness.  This Acceptance Agreement shall be effective upon the execution and delivery thereof by all signatories listed below.  The transactions contemplated by the Section 9-620 Proposal shall be deemed to have been consummated upon the Effectiveness of this Acceptance Agreement.

9.               APF.  Except for the obligation to cancel the Warrant as set forth above, APF shall have no obligations under this Acceptance Agreement.

10.         Wachovia Agreements.  Notwithstanding any provision of the Assignment, Acceptance, Resignation and Consent Agreement, dated as of the date hereof, among APF, CGE, Wachovia Capital Finance Corporation (Western), Wells Fargo Foothill, LLC, Commerce Energy, Inc. and Commerce Energy Group, Inc., no obligations under this Acceptance Agreement or the Assumption Letter are released by the Wachovia Assignment.  For sake of clarity, the parties acknowledge that the transactions contemplated by the Section 9-620 Proposal shall not affect the indebtedness or other obligations of Commerce Energy, Inc. under the Wachovia Agreements, which indebtedness and other obligations are unconditionally owing by Commerce Energy, Inc. without offset, defense or counterclaim of any kind, nature and description whatsoever.

[Signature page follows]

COMMERCE ENERGY GROUP, INC.

By:	/s/ GREGORY L. CRAIG
Gregory L. Craig
Chairman and Chief Executive Officer

Confirmed, agreed and accepted this 11th day of December, 2008.

UNIVERSAL ENERGY GROUP LTD.

By:	/s/ Michael Silver	/s/ Shawn Dym
Name:	Michael Silver	Shawn Dym
Title:	General Counsel	Senior V.P.
and Corp. Secy

COMMERCE GAS AND ELECTRIC CORP.

By:	/s/ Michael Silver	/s/ Shawn Dym
Name:	Michael Silver	Shawn Dym
Title:	General Counsel	Senior V.P.
and Corp. Secy

AP FINANCE, LLC

By:	/s/ David Levy
Name:	David Levy
Title:

COMMERCE ENERGY, INC.

By:	/s/ C. Douglas Mitchell
Name:	C. Douglas Mitchell
Title:	CFO